UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

Commission File Number 000-55089

AUTO PARTS 4LESS GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	90-1494749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

106 W. Mayflower, North Las Vegas, NV 89030

(Address of principal executive offices)

(702) 267-6100

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

Assignment for the Benefit of Creditors

On January 30, 2025, following the approval of the Assignment for the Benefit of Creditors (the “ABC”), the Board of Directors approved entering into the ABC with Auto Part 4Less Group, Inc., and its wholly owned subsidiary Auto Parts 4Less, Inc., both Nevada corporations, (the "Assignors") entered into an assignment of assets (the "Assignments") to Stone Blossom Capital LLC, (the "Assignee").  The Assignee will administer both corporation’s assets and liabilities for the benefit of its creditors as the holder of a power of attorney from the Assignor.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Director or Certain Officers.

On January 30, 2025, Christopher Davenport resigned from the Board of Directors and as Chief Executive Officer of both Assignors effective contemporaneous with the execution of the Assignments and effectuation of the Assignments. Mr. Davenport has agreed to provide assistance to the Assignee to facilitate an orderly process.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Auto Parts 4Less Group, Inc. and Auto Parts 4Less, Inc. Assignment for the Benefit of Creditors dated January 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

_______

*  Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Auto Parts 4Less Group, Inc.

Date: February 5, 2025	By:	/s/ Christopher Davenport
Christopher Davenport, Chief Executive Officer

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Exhibit 99.1

Auto Parts 4Less Group, Inc. and Auto Parts 4 Less, Inc.

 Assignment for the Benefit of Creditors dated January 30, 2025

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